CONSENT

     I, Steven Lefler, hereby consent to the use of my name as a future director under the caption "Management" in the Post-effective SB-2 Registration Statement and prospectus, and any amendments thereto, of Kingsgate Acquisitions, Inc. to be filed with the Securities and Exchange Commission.

                                             /s/Steven Lefler
                                            ---------------------
                                             Steven Lefler

    Dated: January 9, 2001